Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 19, 2022 (except Note 27, as to which the date is December XX, 2022), in the Registration Statement (Form S-1) and related Prospectus of Skyward Specialty Insurance Group, Inc. dated November 14, 2022.

Ernst & Young LLP

Houston, Texas

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 27 to the consolidated financial statements.

/s/ Ernst & Young LLP

Houston, Texas

November 14, 2022